International Airline Support Group, Inc. and Subsidiaries

                                             SCHEDULE II
                                 VALUATION AND QUALIFYING ACCOUNTS

                              Years Ended May 31, 1998, 1999 and 2000

       COLUMN A                                                COLUMN B         COLUMN C         COLUMN D         COLUMN E
       --------                                                --------         --------         --------         --------
                                                                                Additions
                                                                                ----------
                                                               Balance at       Charged to                        Balance at
                                                               Beginning         Costs and                         End of
       Description                                              of Period        Expenses        Deductions        Period
       -----------                                             ----------       ----------      ------------      ----------
Year ended May 31, 1999
-----------------------
   Reserves deducted from assets to which they apply:

    Allowance for possible losses on accounts receivable    $   514,000      $         -      $   171,580(a)   $   342,420
                                                            ===========      ===========      ===========      ===========
    Inventory obsolescence reserve                          $   963,564      $   376,000      $         -      $ 1,339,564
                                                            ===========      ===========      ===========      ===========
Year ended May 31, 2000
-----------------------
   Reserves deducted from assets to which they apply:

    Allowance for possible losses on accounts receivable    $   342,420      $   172,893      $   342,591(a)   $   172,722
                                                            ===========      ===========      ===========      ===========

    Inventory obsolescence reserve                          $ 1,339,564      $   107,518      $        -       $ 1,447,082
                                                            ===========      ===========      ===========      ===========
Year ended May 31, 2001
-----------------------
   Reserves deducted from assets to which they apply:

    Allowance for possible losses on accounts receivable    $   172,722      $   202,169      $    73,467(a)   $   301,424
                                                            ===========      ===========      ===========      ===========

    Inventory obsolescence reserve                          $ 1,447,082      $   143,920      $        -       $ 1,591,002
                                                            ===========      ===========      ===========      ===========

(a) Write-off of accounts receivable against the reserve.

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